Exhibit (e) (8)


                        DISTRIBUTION AGREEMENT SUPPLEMENT
                               The RBB Fund, Inc.

                              Baker 500 Growth Fund


                  This supplemental agreement is entered into this 2nd day of December, 2002, by and between THE RBB FUND, INC. (the "Fund") and PFPC DISTRIBUTORS, INC. (the "Distributor").

                  The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Distributor have entered into a Distribution Agreement, dated as of January 2, 2001 (as from time to time amended and supplemented, the "Distribution Agreement"), pursuant to which the Distributor has undertaken to act as distributor for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Distribution Agreement Supplement have the meaning specified in the Distribution Agreement.

                  The Fund agrees with the Distributor as follows:

                  1. ADOPTION OF DISTRIBUTION AGREEMENT. The Distribution Agreement is hereby adopted for Class S and the Institutional Class (each a "Class") of Common Stock of the Baker 500 Growth Fund.

                  2. PAYMENT OF FEES. For all services to be rendered, facilities furnished and expenses paid or assumed by the Distributor on behalf of a Class as provided in the Distribution Agreement and herein, the Fund shall pay the Distributor no compensation.

                  3. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.

THE RBB FUND, INC.                             PFPC DISTRIBUTORS, INC.


By:      /S/ EDWARD J. ROACH                   By:       /S/ BRUNO DESTEFANO
         --------------------                            -------------------
Name:    Edward J. Roach                       Name:     Bruno DeStefano
Title:   President                                       Title:   Vice President